Exhibit 99.1

Kien Huat Realty III Limited

December 28, 2017

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention:

Emanuel R. Pearlman, Executive Chairman of the Board of Directors

Ryan Eller, President and Chief Executive Officer

Re: Termination of Follow-on Standby Purchase commitment

Gentlemen:

Reference is made to that certain commitment letter dated as of June 26, 2014, by and between Kien Huat Realty III Limited (“KHRL”) and Empire Resorts, Inc. (“Empire”) (together with the term sheet attached thereto, in each case as amended by those certain amendments dated as of January 2, 2015 and September 22, 2015, by and between KHRL and Empire, the “Commitment Letter”). Capitalized or other terms used and not defined herein shall have the meanings ascribed to them in the Commitment Letter.

Reference is also made to that certain Loan Agreement (the “Montreign Holding Loan Agreement”), dated as of January 24, 2017, by and between KHRL and Montreign Holding Company, LLC, a wholly-owned subsidiary of Empire (“Montreign Holding”) and the parent entity of Montreign Operating Company, LLC (“Project Subsidiary”). Pursuant to a Note Exchange Agreement dated December 28, 2017, by and among Empire, Montreign Holding and KHRL (the “Note Exchange Agreement”), the loan made pursuant to the Montreign Holding Loan Agreement in the original principal amount of $32,320,000 shall be satisfied in full and cancelled in consideration of the issuance of shares of Empire common stock (the “Exchange”) to KHRL. In light of the Exchange, and subject to the consummation of the transactions contemplated by the Note Exchange Agreement, the commitment made by KHRL to consummate a Follow-on Standby Purchase in connection with a Follow-On Rights Offering, if any, is hereby terminated.

The parties hereby agree that except as specifically provided in and modified by this letter agreement, the Commitment Letter is in all other respects hereby ratified and confirmed and references to the Commitment Letter shall be deemed to refer to the Commitment Letter as modified by this letter agreement. This letter agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Sincerely,

KIEN HUAT REALTY III LIMITED

By:	/s/ Gerard Lim Ewe Keng
Name: Gerard Lim Ewe Keng
Title: Authorized Signatory

Accepted as of the date above written:

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer

[Signature Page to Commitment Letter Amendment]